Exhibit 10.1

PIPER JAFFRAY COMPANIES

AMENDED AND RESTATED

2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Full Name of Optionee:

No. of Shares Covered:	Date of Grant: February 15, 2018

Exercise Price Per Share: Closing price on February 15, 2018 plus 10%	Expiration Date: February 15, 2028

Exercise Schedule pursuant to Section 4:

No. of Shares as to Which Option
Date of Vesting	Becomes Exercisable as of Such Date
February 15, 2021	33%
February 15, 2022	33%
February 15, 2023	All remaining Shares

This is a Non-Qualified Stock Option Agreement (this “Agreement”) between Piper Jaffray Companies, a Delaware corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.

Recitals

WHEREAS, the Company maintains the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, as amended from time to time (the “Plan”);

WHEREAS, the Board of Directors of the Company has appointed the Compensation Committee (the “Committee”) with the authority to determine the awards to be granted under the Plan; and

WHEREAS, the Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of a Non-Qualified Stock Option (this “Option”) and has set the terms thereof;

NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the following terms:

Terms and Conditions*

1.                                      Grant.  Subject to the terms and conditions of this Agreement and the Plan, the Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement on the terms set forth herein.

2.                                      Exercise Price.  The price to the Optionee of each Share subject to this Option is the exercise price specified at the beginning of this Agreement.

3.                                      Not an Incentive Stock Option.  This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

4.                                      Vesting and Exercise Schedule.  Subject to the following provisions and the terms of the Plan, this Option shall vest and be exercisable as to the number of Shares and on the dates specified in the Exercise Schedule at the beginning of this Agreement.  The Exercise Schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired and the Shares have not been returned to the Plan, the Optionee may at any time, and from time to time, purchase any portion of the Shares then purchasable under the Exercise Schedule.

(a)                                 This Option shall continue to vest in accordance with the Exercise Schedule at the beginning of this Agreement, and may be exercised until the Expiration Date specified at the beginning of this Agreement, so long as the Optionee remains continuously employed (including during the continuance of any leave of absence as approved by the Company or an Affiliate) by the Company or an Affiliate from the Date of Grant through the Expiration Date.  Except as provided in Section 4(b), 4(c), and 4(d) below, if and when the Optionee’s employment with the Company or an Affiliate terminates, whether by the Optionee or by the Company (or an Affiliate), voluntarily or involuntarily, for any reason, then the Option shall cease vesting and expire and the Shares not vested as of the termination date shall be returned to the Plan. Provided that the Optionee’s employment has not been terminated for “Cause” as defined in Section 5(b) below, the portion of this Option which has vested at the time that the Optionee’s employment with the Company or an Affiliate terminates under this Section 4(a) (if any), shall remain exercisable in accordance with Section 6 of this Agreement until the Expiration Date specified at the beginning of this Agreement.

(b)                                 If the Optionee’s employment by the Company or an Affiliate terminates because of the Optionee’s death or long-term disability (as defined in the Company’s long-term disability plan, a “Disability”), this Option shall immediately vest in full, and may be exercised until the Expiration Date specified at the beginning of this Agreement.

(c)                                  If the Optionee’s employment by the Company or an Affiliate is terminated by the Company or an Affiliate without Cause at any time after the two-year anniversary of the

*                 Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan.

Date of Grant, then the portion of the Option that is scheduled to vest on the next anniversary of the Date of Grant as set forth in the Exercise Schedule shall immediately vest in full, and may be exercised until the Expiration Date specified at the beginning of this Agreement. The remaining unvested portion of the Option shall cease vesting and expire.

(d)                                 Notwithstanding any other provisions of this Agreement to the contrary, the Committee may, in its sole discretion, declare at any time that the Option, or any portion thereof, shall vest immediately or, to the extent it otherwise would expire pursuant to the terms of this Agreement, shall vest and be exercisable as to the number of Shares and on the dates specified in the Exercise Schedule at the beginning of this Agreement, or in such other numbers and on such other dates as are determined by the Committee to be in the best interests of the Company as determined by the Committee in its sole discretion.  However, in no such event shall the Option or any portion thereof be exercisable after the Expiration Date specified at the beginning of this Agreement.

5.                                      Expiration.  This Option shall expire and any Shares not purchased shall be returned to the Plan at 4:00 p.m. Central Time on the earliest of:

(a)                                 the expiration date specified at the beginning of this Agreement; or

(b)                                 on the effective date of the termination of the Optionee’s employment with the Company or an Affiliate if such termination is for “Cause.”  “Cause” means (i) the Optionee’s continued failure to substantially perform his or her duties with the Company or an Affiliate after written demand for substantial performance is delivered to the Optionee, (ii) the Optionee’s conviction of a crime (including misdemeanors) that, in the Company’s determination, impairs the Optionee’s ability to perform his or her duties with the Company or an Affiliate, (iii) the Optionee’s violation of any policy of the Company or an Affiliate that the Company deems material, (iv) the Optionee’s violation of any securities law, rule or regulation that the Company deems material, (v) the Optionee’s engagement in conduct that, in the Company’s determination, exposes the Company or an Affiliate to civil or regulatory liability or injury to their reputations, (vi) the Optionee’s engagement in conduct that would subject the Optionee to statutory disqualification pursuant to Section 15(b) of the Exchange Act and the regulations promulgated thereunder, or (vii) the Optionee’s gross or willful misconduct, as determined by the Company.

No one may exercise this Option after it has expired, notwithstanding any other provision of this Agreement.

6.                                      Procedure to Exercise Option.

(a)                                 Notice of Exercise.  Subject to the terms of this Agreement, this Option may be exercised by delivering written notice of exercise to the Company at its headquarters in a form provided by the Company or a similar form containing substantially the same information and addressed or delivered to the attention of Executive Compensation.  The notice shall state the election to exercise this Option, the number of Shares to be purchased, and shall be signed by the person exercising this Option.  If the person exercising this Option is not the Optionee, he or she also must submit appropriate proof of his or her right to exercise this Option.

(b)                                 Tender of Payment.  Any notice of exercise shall be accompanied by:

(i)                                     payment (by wire transfer, check, bank draft or money order, or, if the purchase price is paid from a client account maintained by the Company’s broker dealer subsidiary, through an internal transfer of funds to an account designated by the Company) of the full purchase price of the Shares being purchased;

(ii)                                  by delivery to the Company of unencumbered Shares, which have been held by the person exercising this Option for at least six (6) months prior to the date of exercise, having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares;

(iii)                               withholding of Shares that would otherwise be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate purchase price of the Shares for which the Option is being exercised; or

(iv)                              any combination of (i), (ii) or (iii) above.

Notwithstanding the other terms of this Section 6(b), the Optionee shall not be permitted to pay any portion of the purchase price of the Shares being purchased with Shares if the Committee believes that payment in such manner is undesirable.

(c)                                  Delivery of Shares.  As soon as practicable after the Company receives a properly executed notice from the person exercising this Option and the purchase price provided for above, it shall cause a book entry to be made by the Company’s transfer agent in the name of such person evidencing the Shares being purchased (unless such person requests a stock certificate evidencing such Shares).  The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith.  All Shares so issued shall be fully paid and nonassessable.  Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares before the completion of such registration or other qualification of such Shares under any state law, rule, or regulation as the Company determines to be necessary or desirable.

7.                                      Limitation on Transfer.  While the Optionee is alive, only the Optionee (or his or her legal representative) may exercise this Option.  Unless otherwise permitted by the Committee in accordance with the terms of the Plan, this Option may not be assigned or transferred other than by will or the laws of descent and distribution and shall not be subject to pledge, hypothecation, execution, attachment, or similar process.  Any attempt to assign, transfer, pledge, hypothecate, or otherwise dispose of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be void.

8.                                      No Stockholder Rights Before Exercise.  No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him or her upon exercise of this Option.

9.                                      Adjustment.  The Committee shall make appropriate adjustments in the number of Shares subject to this Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares through a Change in Control, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or other relevant change; provided that fractional Shares shall be rounded to the nearest whole Share.  Notwithstanding the foregoing, no adjustment to such Option shall be made to the extent such adjustment would cause the Option to be subject to adverse tax consequences under Section 409A of the Code.

10.                               Tax Withholding.  Delivery of Shares upon exercise of this Option shall be subject to any required withholding taxes.  As a condition precedent to receiving Shares upon exercise of this Option, the Optionee may be required to pay to the Company, in accordance with the provisions of the Plan, an amount equal to the amount of any required withholdings.  The Optionee agrees that if the Company or an Affiliate is required to withhold such taxes, the Optionee will promptly pay, in cash upon demand (or in any other manner permitted by the Committee in accordance with the terms of the Plan), to the Company or an Affiliate such amounts as shall be necessary to satisfy such obligation, and the issuance of Shares in connection with the exercise of the Option shall be conditioned upon the prior payment by the Optionee, or the establishment of arrangements satisfactory to the Committee for the payment by the Optionee, of such obligation. The Optionee may satisfy such withholding tax obligations by delivering Shares the Optionee already owns or by having the Company retain a portion of the Shares being acquired upon exercise of the Option, provided the Optionee notifies the Company in advance of any exercise of the Optionee’s desire to pay withholding taxes in this manner.  The Optionee further acknowledges that the Company has directed the Optionee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Optionee may reside, and the tax consequences of the Optionee’s death.

11.                               Interpretation of This Agreement.  All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee.  If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

12.                               No Promise of Future Awards or Continued Employment.  The Optionee acknowledges that this Agreement awards an Option to the Optionee, but does not impose any obligation on the Company to make any future option grants or issue any future Awards to the Optionee or otherwise continue the participation of the Optionee under the Plan.  This Agreement shall not give the Optionee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Optionee may terminate his or her employment at will and otherwise deal with the Optionee without regard to this Agreement.

13.                               Obligation to Reserve Sufficient Shares.  The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

14.                               Binding Effect.  This Agreement shall be binding in all respects on the heirs, administrators, representatives, executors and successors of the Optionee, and on the Company and its successors and assigns.

15.                               Agreement to Arbitrate.  The Company and the Optionee each agrees (i) that any dispute, claim or controversy arising out of or relating directly or indirectly to the construction, performance or breach of this Agreement (including, without limitation, the grant, issuance or expiration of the Option) shall be settled by arbitration before and in accordance with the rules of the Financial Industry Regulatory Authority; and (ii) that judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  Accordingly, the Company and the Optionee each waive their right (if any) to a trial before a court judge and/or jury to resolve any such disputes.

16.                               Choice of Law.  This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict-of-law principles).

17.                               Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the grant and exercise of this Option and the administration of the Plan.

18.                               Potential Clawback.  This Option and any compensation associated therewith is subject to the Company’s Incentive Compensation Recovery Policy and may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including any amendment to the Company’s Incentive Compensation Recovery Policy in effect as of the date hereof or in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law.  This Agreement may be unilaterally amended by the Committee at any time to comply with any such compensation recovery policy.

19.                               Amendment and Waiver.  Except as provided in the Plan or in Section 18, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

20.                               Acknowledgment of Receipt of Copy.  By execution hereof, the Optionee acknowledges having received a copy of the prospectus related to the Plan and instructions on how to access a copy of the Plan.

IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date of grant specified at the beginning of this Agreement.

OPTIONEE

PIPER JAFFRAY COMPANIES

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